UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): January 28, 2014

LIVEDEAL, INC.

(Exact name of registrant as specified in charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6240 McLeod Drive, Suite 120, Las Vegas, Nevada

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:                         (702) 939-0230

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 28, 2014, the Company filed a Certificate of Change with the Secretary of State of Nevada with an effective date and time of February 11, 2014 at 4:01pm EST/1:01pm PST, at which time a 3-for-1 forward stock split of the Company’s authorized shares of Common Stock, accompanied by a corresponding increase in the Company’s issued and outstanding shares of Common Stock (the “Forward Stock Split”) shall be effected.

Pursuant to Section 78.207 of the Nevada Revised Statutes, and pursuant to the Articles of Incorporation (the “Articles of Incorporation”) of the Company, on January 16, 2014 by unanimous written consent, the Board of Directors of the Company authorized the Forward Stock Split. Pursuant to Section 78.209 of the Nevada Revised Statutes, our Board of Directors may take action to amend our Articles of Incorporation by filing a Certificate of Change with the Secretary of State of Nevada. Nevada law does not require the Company to obtain any vote or consent of our shareholders to consummate the Forward Stock Split.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

By:	/s/ Jon Isaac
Name: Jon Isaac Title: Chief Executive Officer

Dated: January 30, 2014

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